As filed with the Securities and Exchange Commission on January 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Registration Statement

Under

the Securities Act of 1933

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	77-0056625
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

546 Flynn Rd.

Camarillo, CA 93012

Telephone (805) 484-8855

Fax (805) 484-8989

(Address, including zip code, and telephone and facsimile numbers,

including area code, of principal executive offices)

Paul D. Meyer, Chief Financial Officer

Interlink Electronics, Inc.

546 Flynn Rd.

Camarillo, CA 93012

Telephone (805) 484-8855

Fax (805) 484-8989

(Name, address, including zip code, and

telephone and facsimile numbers, including area code, of agent for service)

Copy to:

John J. Halle

Kyle D. Wuepper

Stoel Rives LLP

900 SW 5th Avenue

Portland, Oregon 97204-1268

(503) 224-3380 (telephone)

(503) 220-2480 (facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock	3,000,000 shares	$7.00	$21,000,000	$1,698.90

(1)	Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low price per share of the common stock of Interlink Electronics, Inc. as quoted on the Nasdaq National Market on January 14, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated January     , 2004

3,000,000 Shares

INTERLINK ELECTRONICS, INC.

Common Stock

We may sell from time to time up to 3,000,000 shares of our common stock in one or more transactions.

We will provide additional information about any such sales of our common stock in supplements to this prospectus. You should read this prospectus and all applicable supplements carefully before you invest.

Our common stock is traded on the NASDAQ National Market under the symbol “LINK.” On January 16, 2004, the closing price for our common stock on the NASDAQ National Market was $7.02 per share.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement[s].

An investment in our common stock involves a high degree of risk. You should carefully consider the “Risk Factors” contained in any prospectus supplement and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf process, we may sell any or all of the shares of common stock described in this prospectus in one or more offerings up to a total of 3,000,000 shares. This prospectus contains a general description of our common stock. Each time that we sell common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and all prospectus supplements together with additional information described under the heading “Where You Can Find More Information.” We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement(s).

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Commission’s website, located at http://www.sec.gov, or at the Commission’s offices referenced under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports and other information with the SEC. You may read and copy the registration statement that contains this prospectus and any other document that we file at the SEC’s public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you free of charge at the SEC’s website at http://www.sec.gov and at our website at http://www.interlinkelectronics.com. Information contained on or reachable from our website is not a part of this prospectus.

The SEC allows us to “incorporate by reference” our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to hereafter as the Exchange Act, until we sell all of the common stock offered pursuant to this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1. Our Annual Report on Form 10-K for the year ended December 31, 2002;

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

3. Our Reports on Form 8-K filed April 30, 2003, July 23, 2003, August 8, 2003, September 18, 2003 and October 27, 2003;

4. Our Definitive Proxy Statement for the 2003 Annual Meeting of Stockholders, as filed with the SEC on April 28, 2003; and

5.	The description of the common stock contained in our registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Interlink Electronics, Inc., 546 Flynn Rd., Camarillo, California 93012; Telephone (805) 484-8855.

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. For a more detailed evaluation, you should refer to the copy of the contract or other document filed as an exhibit to the registration statement or to the publicly-filed report incorporated by reference.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus.

We are not making an offer of these securities in any jurisdiction where the offering is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other the date on the front of this prospectus or the dates of the incorporated documents.

OUR BUSINESS

We are a world leader in the development of intuitive interface devices for a variety of home and business applications. We are currently focused on four principal markets:

•	Business Communications – where we are the dominant supplier of high-end remote controllers for business presentation systems;

•	E-Transactions – where our proprietary e-pad product is the leading electronic signature capture device used by the financial services and other document-intensive industries and in governmental applications;

•	Home Entertainment – where we offer intuitive interface devices supporting remote input for home entertainment applications and have designed a sensor component that we sell to Microsoft for use in its Xbox game controller; and

•	Specialty Components – where we design, develop, manufacture and sell a variety of sensors and control devices, including custom designed sensor products and application specific sensor devices and components.

We sell remote devices and components on an OEM basis to the leading worldwide electronics manufacturers including Compaq, Dell, InFocus, Microsoft, NEC, Sony, and Toshiba. We also market a line of branded business and home communication products through distributor channels, such as Ingram Micro and various integrators, value added resellers and other market intermediaries. We sell our electronic signature capture devices directly to businesses in selected vertical markets. Our specialty components are sold to a diverse group of businesses, including businesses in the computer, cellular telephone, automotive and medical device markets, generally based on contracts directly with the end product manufacturer.

We do product design, engineering and development, and manufacture proprietary components of our products at our headquarters in Camarillo, California. Production manufacturing is managed through our wholly-owned Hong Kong-based subsidiary and accomplished by contract manufacturers in China. We operate a 80%-owned subsidiary in Japan that addresses the needs of our Japanese customers.

Our corporate headquarters are located at 546 Flynn Rd., Camarillo, California 93012 and our telephone number is (805) 484-8855.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the common stock offered under this prospectus will be used for general corporate purposes, to repay long term debt and to support future growth, which may include the acquisition and/or development of additional technologies, products or businesses. The prospectus supplement relating to specific sales of our common stock hereunder will set forth our intended use of any net proceeds we receive from such sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

PLAN OF DISTRIBUTION

General

We may sell the common stock that may be offered hereby directly to one or more purchasers, through agents on our behalf, or through underwriters or dealers designated by us from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering, including:

•	the name or names of any underwriters, agents or financial advisors;

•	the purchase price of the common stock and the proceeds that we will receive from its sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions or other fees allowed or reallowed or paid to dealers or others to whom a fee is payable in connection with the transaction.

Only underwriters named in a prospectus supplement, if any, are underwriters of the common stock offered with that prospectus supplement.

Sales Directly to Purchasers

We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of common stock at a fixed price, based on the market price of the common stock or otherwise. Alternatively, such agreements may provide for the sale of common stock over a period of time by means of draw downs at our election that the purchaser would be obligated to accept under specified conditions. Under this form of agreement, we may sell common stock at a price that is discounted from the market price. Such agreements also may provide for sales of common stock based on combinations of or variations from these methods.

Use of Underwriters and Agents

If underwriters are used in the sale of common stock, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriter Compensation and Potential Liability

In connection with the sale of the common stock offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Such compensation may be in the form of cash or securities. The underwriters, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act of 1933, as amended, which we refer to as the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Indemnification and Other Relationships

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Common Stock

Our common stock is listed on the NASDAQ National Market and we expect that we would apply to list any additional shares of common stock that may be offered hereby. Any underwriters or dealers participating in an offering made hereunder will not be obligated to make a market in the common stock. We cannot predict the activity or liquidity of any trading in the common stock.

DESCRIPTION OF CAPITAL STOCK

Authorized Securities

We are authorized to issue 50,000,000 shares of common stock and 100,000 shares of preferred stock. As of December 31, 2003, there were 11,155,008 shares of common stock, and no shares of preferred stock, outstanding. We may increase the number of authorized shares of common stock and/or preferred stock by amending our certificate of incorporation. Such an amendment would require the approval of our stockholders.

(i) Common Stock

The holders of our common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of the stockholders and are entitled to receive ratably such dividends as are declared by our Board of Directors out of funds legally available therefor, subject to any superior rights of holders of preferred stock we may issue in the future. In the event of a liquidation, dissolution or winding up of Interlink, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any shares of preferred stock we may issue in the future, or other securities having a liquidation preference over the common stock, that may then be outstanding. The holders of common stock have no preemptive rights or rights to convert their common stock into other securities. All outstanding shares of common stock are, and the common stock offered hereby, if issued in the manner described in this prospectus and any applicable prospectus supplement, will be, fully paid and non-assessable.

(ii) Preferred Stock

Preferred stock is issuable in such classes or series as are determined by our Board of Directors, who have the authority to determine the relative rights and preferences of each such class or series. Our Board of Directors has not designated any class or series of preferred stock.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of Interlink, which could depress the market price of our common stock. We currently have no preferred stock outstanding.

Transfer Agent

Computer Share Trust, is the transfer agent and registrar for our common stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the DGCL, Article IV of our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for conduct as a director, except for any act or omission for which such elimination of liability is not permitted under the DGCL. Our Bylaws deny the directors and others the right to indemnification for liability (i) for any breach of the director’s duty of loyalty to Interlink or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, our Certificate and Bylaws also provide that (i) we may indemnify our other employees and agents as set forth in the DGCL, (ii) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain limited exceptions and (iii) the rights conferred in our Bylaws are not exclusive. At the date of this prospectus, there is no pending litigation or proceeding involving a director, officer or employee of Interlink regarding which indemnification is sought, nor is our management aware of any threatened litigation that may result in claims for indemnification. The indemnification provisions in our Certificate and Bylaws may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We maintain insurance for the protection of our directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to our financial condition, results of operations, business, and prospects. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus.

The following, in addition to the risk factors described in any prospectus supplement and in certain documents incorporated by reference herein, are among the factors that could cause actual results to differ materially from the forward-looking statements: an unexpected change in business conditions affecting us or our customers; a change in the prices that we can charge our customers or in our production costs; exchange rate fluctuations; political or economic instability, either globally or in the countries in which we have significant sales or operations; competitive factors, including technological innovations by our current or future competitors; future legislation or regulatory change affecting our products or markets; and limitations on the availability of capital at reasonable rates or at all. The forward-looking statements contained or incorporated in this prospectus regarding industry trends, revenue, costs and profit expectations, operating expense, cash flow and future business activities should be considered in light of these factors.

LEGAL MATTERS

Stoel Rives LLP, Portland, Oregon, has provided its preliminary opinion on the validity of the common stock that may be registered hereby, and will provide a final opinion in connection with any offers and sales of such securities. Such final opinion will be described in the applicable prospectus supplement. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by KPMG LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the issuance and distribution of the securities being registered. The following is an itemized statement of these expenses, other than any underwriting discounts and commissions (all amounts are estimated except for the SEC Registration fee):

SEC Registration fee	$1,698
Legal fees	$75,000
Accountant’s fees	$50,000
Trustee and Transfer Agent fees	$10,000
Printing and Engraving	$50,000
Miscellaneous	$3,302

Total	$190,000

Item 15.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the DGCL, Article IV of our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for conduct as a director, except for any act or omission for which such elimination of liability is not permitted under the DGCL. Our Bylaws deny the directors and others the right to indemnification for liability (i) for any breach of the director’s duty of loyalty to Interlink or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, our Certificate and Bylaws also provide that (i) we may indemnify our other employees and agents as set forth in the DGCL, (ii) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain limited exceptions and (iii) the rights conferred in our Bylaws are not exclusive. At the date of this prospectus, there is no pending litigation or proceeding involving a director, officer or employee of Interlink regarding which indemnification is sought, nor is our management aware of any threatened litigation that may result in claims for indemnification. The indemnification provisions in our Certificate and Bylaws may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We maintain insurance for the protection of our directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement (1)

1.2	Form of Placement Agent Agreement (1)

4.1	Form of Specimen Certificate for Common Stock (2)

5.1	Opinion on Legality

23.1	Consent of (3)

23.2	Consent of Stoel Rives LLP (see Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

(1)	To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement in connection with the offer of any securities registered hereunder.

(2)	Incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Form S-1 (No. 33-60380) filed with the Securities and Exchange Commission on May 10, 1993.

(3)	To be filed by amendment.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California, on January 21, 2004.

INTERLINK ELECTRONICS, INC.

By:	/s/ Paul D. Meyer

Paul D. Meyer, Chief Financial Officer

Each of the undersigned hereby constitutes and appoints E. Michael Thoben, III and Paul D. Meyer, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and any or all registration statements filed for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Interlink Electronics, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of January, 2004:

Signature and Title

/s/ E. Michael Thoben, III	/s/ George Gu

E. Michael Thoben, III, President, Chief Executive Officer and Chairman of the Board of Directors	George Gu, Director

/s/ Merritt K. Lutz	/s/ Eugene F. Hovanec

Merritt K. Lutz, Director	Eugene F. Hovanec, Director

/s/ John Buckett

John Buckett, Director

/s/ Paul D. Meyer

Paul D. Meyer, Chief Financial and Accounting Officer